CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to my firm under the Accountants On Accounting And Financial Disclosure" and to the use of our report February 12, 2001 in the Registration Statement (Form SB-2) and related Prospectus of DBDH Internet Inc. for the registration of shares of its common stock.


Kalispell,  Montana
February  12,  2001


/s/ Ron  Lambrecht  C.P.A.  PLLC
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Ron  Lambrecht  C.P.A.  PLLC


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